Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

20-16

Contacts:	Derrick Jensen, CFO	Media - Jenna Jackson
	Kip Rupp, CFA - Investors	Quanta Services, Inc.
	Quanta Services, Inc.	713-341-6741
713-629-7600

QUANTA SERVICES REPORTS THIRD QUARTER 2020 RESULTS

Third Quarter Consolidated Revenues of $3.0 Billion

Record Quarterly GAAP Diluted EPS from Cont. Operations of $1.13 and Record Adjusted Diluted EPS of $1.40

Third Quarter Cash Flow from Operating Activities of $114.9 million

Remaining Performance Obligations of $4.4 Billion and Record Total Backlog of $15.1 Billion

Raising 2020 Net Income, EBITDA and Earnings Per Share Expectations

HOUSTON – October 29, 2020 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and nine months ended September 30, 2020. Revenues in the third quarter of 2020 were $3.02 billion compared to revenues of $3.35 billion in the third quarter of 2019, and net income attributable to common stock was $162.9 million, or $1.13 per diluted share, in the third quarter of 2020 compared to net income attributable to common stock of $136.1 million, or $0.92 per diluted share, in the third quarter of 2019. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $1.40 for the third quarter of 2020 compared to $1.14 for the third quarter of 2019.

“Quanta’s third quarter results exceeded our expectations, driven by strong margins from both our Electric Power Infrastructure and Pipeline and Industrial Infrastructure Services segments. Electric Power Infrastructure Services segment revenue was a quarterly record, produced by solid and safe execution, high utilization and record levels of emergency response activity,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “Due to our strong third quarter results, healthy end market drivers and the addition of recent acquisitions, we are increasing our full-year 2020 net income, EBITDA and earnings per share expectations.

“We believe Quanta has executed well this year despite challenges from the global pandemic due to the resiliency of our business, the strengths of our strategies and the operational excellence of our people. We continue to believe there is opportunity to drive multi-year revenue and earnings growth by focusing on our base business, supporting the long-term programmatic spend of utilities and participating in the development of infrastructure that supports renewables and technology deployments such as 5G and electric vehicles. We believe these dynamics, along with the contribution of earnings from our investment in LUMA Energy in Puerto Rico and our continued opportunistic deployment of capital, support our expectations for profitable growth in 2021 and beyond.

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“Lastly, during the third quarter Quanta issued $1.0 billion of 2.9% senior notes due 2030, expanded the capacity and extended the term of our credit facility and received an investment grade corporate credit rating. We are proud of these achievements, which we believe points to our strong financial profile, the resiliency and sustainability of our business model and a positive multi-year outlook.”

Certain items that impacted the third quarter of 2020 results are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock and are further described in the non-GAAP reconciliation of adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock in the accompanying table. Quanta completed five acquisitions during the first nine months of 2020 and seven acquisitions during the full year 2019. Therefore, Quanta’s results include the results of the acquired businesses from their respective acquisition dates. For further information on the items that impacted comparability of 2020 and 2019, see the footnotes to the Supplemental Segment Data table and the non-GAAP reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock in the accompanying tables.

RECENT HIGHLIGHTS

•

Signed Contract for the New England Clean Energy Connect Transmission Project - In October 2020, Quanta entered into a contract to construct the New England Clean Energy Connect Transmission Project. Quanta’s scope of work for the project includes the construction of approximately 145 miles of new, high-voltage direct current transmission line from the Canadian border to a substation in Lewiston, Maine, which is designed to deliver renewable hydropower to the New England energy grid. Quanta expects work to begin on the project during the fourth quarter of 2020 and anticipates completing the project in the first quarter of 2023.

•

Completed Three Strategic Acquisitions During the Third Quarter - In August 2020, Quanta completed the acquisition of a utility contractor that provides electric power distribution, transmission and substation maintenance and construction services, primarily in the southeastern and Mid-Atlantic regions of the United States. In September 2020, Quanta completed the acquisition of a communications contractor that primarily serves the Mountain West region of the United States and specializes in the deployment of short- and long-haul fiber optic cable and utilities and the engineering and design of small and large scale projects. As previously disclosed in Quanta’s second quarter 2020 earnings release, in July 2020, Quanta completed the strategic acquisition of a leading professional engineering firm based in Chicago, IL, that provides infrastructure engineering and design services to electric utilities, gas utilities and communications services companies, as well as permitting and utility locating services.

•

Closed Senior Notes Offering and Amendment to Bank Credit Agreement - In September 2020, Quanta issued $1.0 billion aggregate principal amount of its 2.900% Senior Notes due 2030, receiving proceeds of approximately $986.7 million after deducting the original issue discount, underwriter discounts and offering expenses. These proceeds, together with cash on hand, were used to prepay, in full, $1.21 billion of outstanding term loans under Quanta’s senior credit facility. Additionally, Quanta amended its senior credit facility to, among other things, increase the aggregate revolving commitments from $2.14 billion to $2.51 billion and extend the maturity date from October 2022 to September 2025.

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LATIN AMERICA

As communicated in previous investor communications, the company is pursuing the orderly exit of its Latin American (LATAM) operations and continues to make progress in winding down the majority of these operations by the end of 2020. Quanta’s LATAM operations generated operating losses of $15.4 million, or $0.11 per diluted share, in the third quarter of 2020, as compared to operating losses of $2.2 million, or $0.02 per diluted share, in the third quarter of 2019. These operations have been significantly impacted by the prolonged effects of the COVID-19 pandemic during the first nine months of this year, and that, in part, has led us to accelerate various contract terminations and other activities in order to expedite Quanta’s cessation of operations in the region, which in turn has negatively impacted Quanta’s results.

QUANTA’S RESPONSE TO THE EFFECT OF THE COVID-19 PANDEMIC

Quanta continues to take proactive measures to protect the health and safety of its employees through the implementation of its pandemic plan and is operating based on the guidelines set forth by the Centers for Disease Control and Prevention and the Occupational Safety and Health Administration. Quanta also continues to implement initiatives such as specialized training, social distancing, additional protective equipment for its employees in the field, and additional sanitizing measures for offices, vehicles and equipment. Quanta has also reduced non-essential business travel, applied work-from-home policies where appropriate and developed other human resource-related guidance to help employees stay safe and healthy. To date, Quanta has not experienced any meaningful impact on the availability of its workforce or key personnel as a result of the COVID-19 pandemic. Additionally, Quanta continues to implement its business continuity plan and collaborate with customers to minimize potential service disruptions and to proactively anticipate how COVID-19 may impact the company’s operations.

The ultimate impact of the COVID-19 pandemic on Quanta’s operational and financial performance will depend on future developments, including the duration and severity of the pandemic and actions taken by Quanta’s customers and suppliers and by domestic and international governments in response to the pandemic, all of which are uncertain and cannot be predicted. As a result, Quanta continues to actively monitor the current environment for risks related to the pandemic in order to prepare and respond accordingly.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

Revenues in the nine months ended September 30, 2020 were $8.29 billion compared to revenues of $9.00 billion in the nine months ended September 30, 2019, and net income attributable to common stock was $275.5 million, or $1.90 per diluted share, in the nine months ended September 30, 2020 compared to net income attributable to common stock of $283.9 million, or $1.93 per diluted share, in the nine months ended September 30, 2019. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $2.61 for the nine months ended September 30, 2020 compared to $2.41 for the nine months ended September 30, 2019. Both diluted and adjusted diluted earnings per share attributable to common stock for the nine months ended September 30, 2020 were impacted by operating losses associated with Quanta’s LATAM operations of $46.9 million, or $0.32 per diluted share. Both diluted and adjusted diluted earnings per share attributable to common stock for the nine months ended September 30, 2019 were impacted by operating losses associated with Quanta’s LATAM operations of $82.2 million, or $0.56 per diluted share, which included a $79.2 million, or $0.54 per diluted share, charge associated with a terminated telecommunications project in Peru, partially offset by $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the recognition of previously deferred earnings on an electric transmission project in Canada.

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OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. More recently, the COVID-19 pandemic has significantly impacted certain of Quanta’s operations and various markets where Quanta operates, which has created additional uncertainty. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during the remainder of 2020.

Prior to the company’s conference call, management will post a summary of updated 2020 guidance expectations with additional commentary in the “Financial Info” area of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially. Quanta expects revenues to range between $11.1 billion and $11.3 billion, net income attributable to common stock to range between $378 million and $395 million, diluted earnings per share attributable to common stock to range between $2.61 and $2.72 and adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to range between $3.52 and $3.64. EBITDA (a non-GAAP measure) is expected to range between $894 million and $918 million and adjusted EBITDA (a non-GAAP measure) is expected to range between $986 million and $1.01 billion. Additionally, Quanta’s full year free cash flow (a non-GAAP measure) expectations are between $600 million and $800 million.

Quanta’s outlook for 2020 includes the expected results of its LATAM operations. As referenced above and discussed previously, the company has completed a strategic review and concluded it will pursue the orderly exit of these operations. The company is considering various options to that end and, absent further delays caused by the COVID-19 pandemic, believes a significant portion of the process should be achieved in 2020. Quanta believes this course of action will result in improved profitability and optimization of its operational portfolio. In 2020, Quanta’s LATAM operations are expected to generate revenues of $10 million to $15 million, an operating loss of $55 million to $60 million and diluted loss per share of $0.38 to $0.41.

Please see the accompanying tables for reconciliations of estimated adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to estimated diluted earnings per share attributable to common stock for full-year 2020, estimated EBITDA (a non-GAAP measure) and estimated adjusted EBITDA (a non-GAAP measure) to estimated net income attributable to common stock for full-year 2020 and estimated free cash flow (a non-GAAP measure) to estimated net cash provided by operating activities for full-year 2020.

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NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with generally accepted accounting principles in the United States (GAAP).

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on October 29, 2020, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available on the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Third Quarter Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through November 5, 2020 by dialing 1-877-660-6853 and referencing the conference ID 13706755. For more information, please contact Kip Rupp, Vice President—Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, pipeline, energy and communications industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com .

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

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Cautionary Statement About Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; expectations regarding the COVID-19 pandemic, including the potential impact of the COVID-19 pandemic and of governmental responses to the pandemic on Quanta’s business, operations, supply chain, personnel, financial condition, results of operations, cash flows and liquidity; Quanta’s plans, strategies and opportunities, including the plans, timing, effects and other matters relating to the COVID-19 pandemic and the exit of its Latin American operations; the potential benefits from, and future financial and operational performance of, acquired businesses and our investments, including our joint venture LUMA Energy, LLC, which was selected for to operate, maintain and modernize the electric transmission and distribution system in Puerto Rico; the expected outcome of pending and threatened legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers, including with respect to the COVID-19 pandemic; the potential impact of the recent decrease in commodity prices and volatility in commodity production volumes on Quanta’s business, financial condition, results of operations and cash flows and demand for Quanta’s services; expectations regarding opportunities, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; projected or expected realization of remaining performance obligations and backlog; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount, timing and strategies with respect to any future stock repurchases or expectations regarding the declaration, amount and timing of any future cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers; the scope, services, term or results of any projects awarded or expected to be awarded to Quanta; the anticipated commencement and completion dates for any projects awarded; the development of and opportunities with respect to future projects, including renewable projects and larger electric transmission and pipeline projects; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; and possible recovery of pending or contemplated insurance claims, change orders and affirmative claims asserted against customers or third parties; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic, financial or political conditions outside of the control of Quanta, including the outcome of the U.S. presidential election and resulting economic, energy and environmental policies and weakness in capital markets or the ongoing and potential impact to financial markets and worldwide economic activity resulting from the COVID-19 pandemic and related governmental actions; quarterly variations in operating results, liquidity, financial condition, cash flows, capital requirements, reinvestment opportunities or other financial results, including the ongoing and potential impact to Quanta’s business, operations and supply chain of the COVID-19 pandemic and related governmental actions; the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of business and governmental responses to the pandemic (e.g., shelter-in-place and other mobility restrictions, business closures) on Quanta’s operations, personnel and supply chain and on commercial activity and demand across Quanta’s and its customers’ businesses; Quanta’s inability to predict the extent to which the COVID-19 pandemic and related impacts will adversely impact its business, financial performance, results of operations, financial position, the prices of its securities and the achievement of its strategic objectives, including with respect to governmental restrictions on its ability to operate, workforce availability, regulatory and permitting delays, and future demand for energy and the resulting impact on demand for Quanta’s services; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; the time and costs required to exit Quanta’s Latin American operations, as well as the business and political climate in Latin America; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, the COVID-19 pandemic, weather, regulatory or permitting issues (including the court ruling vacating the U.S. Army Corps of Engineers’ Nationwide Permit 12), environmental processes, project performance issues, claimed force majeure events, protests or other political activity, reductions or eliminations in governmental funding, legal challenges or customer capital constraints; the effect of commodity prices and commodity production volumes on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; risks associated with operational hazards that arise due to the nature of Quanta’s services and the conditions in which Quanta operates, including, among others, wildfires and explosions; unexpected costs or liabilities that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., withdrawal liability) or other claims or actions asserted against Quanta, including those not covered by, or in excess of, third-party insurance; the outcome of pending or threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates; damage to Quanta’s brand or reputation as a result of cyber-security or data privacy breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incident; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-party contractors, and the impact of the COVID-19 pandemic on these service providers; the ability to attract and the potential shortage of skilled labor; the ability to retain key personnel and qualified employees and the impact of the COVID-19 pandemic on the availability and performance of Quanta’s workforce and key personnel; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates and assumptions relating to financial results, remaining performance obligations and backlog; Quanta’s ability to successfully complete remaining performance obligations or realize backlog; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics (including the ongoing COVID-19 pandemic), hurricanes, tropical storms and floods; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the future development of natural resources; the failure of existing or potential legislative actions to result in demand for Quanta’s services; fluctuations of prices of certain materials used in Quanta’s or its customers’ businesses, including as a result of the imposition of tariffs, governmental regulations affecting the sourcing of certain materials and equipment, or changes in U.S. trade relationships with other countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third-party contractors to pay for services, including as a result of the COVID-19 pandemic or the recent decrease in commodity prices; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and business practices, applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; the ability to successfully identify, complete, integrate and realize synergies from acquisitions, including retention of key personnel; the potential adverse impact resulting from uncertainty surrounding investments and acquisitions, including the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of Quanta’s investments; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; the ability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; the ability to meet certain regulatory requirements applicable to Quanta and its subsidiaries; rapid technological and other structural changes that could reduce the demand for Quanta’s services; risks related to the implementation of new information technology systems; new or changed tax laws, treaties or regulations; increased costs associated with regulatory changes, including labor costs or healthcare costs; significant fluctuations in foreign currency exchange rates; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2019, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and for the quarter ended September 30, 2020 (when filed) and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions,

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investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues	$3,020,161	$3,352,895	$8,290,487	$8,999,353
Cost of services (including depreciation)	2,512,647	2,879,450	7,095,513	7,842,422

Gross profit	507,514	473,445	1,194,974	1,156,931
Equity in earnings of integral unconsolidated affiliates (a)	5,120	—	6,165	—
Selling, general and administrative expenses	(250,654)	(245,010)	(709,299)	(700,862)
Amortization of intangible assets	(19,687)	(15,264)	(55,374)	(40,544)
Change in fair value of contingent consideration liabilities	(78)	(3,777)	(598)	(8,064)

Operating income	242,215	209,394	435,868	407,461
Interest expense	(11,049)	(18,369)	(33,709)	(48,066)
Interest income	80	186	1,114	762
Other income (expense), net	2,931	717	(3,649)	66,197

Income before income taxes	234,177	191,928	399,624	426,354
Provision for income taxes	70,477	54,906	119,626	139,838

Net income	163,700	137,022	279,998	286,516
Less: Net income attributable to non-controlling interests	787	954	4,453	2,616

Net income attributable to common stock	$162,913	$136,068	$275,545	$283,900

Earnings per share attributable to common stock:
Basic	$1.16	$0.93	$1.95	$1.95

Diluted	$1.13	$0.92	$1.90	$1.93

Shares used in computing earnings per share:
Weighted average basic shares outstanding	140,542	145,913	141,610	145,654

Weighted average diluted shares outstanding	144,363	147,438	144,985	147,074

(a)

Includes Quanta’s equity in earnings of unconsolidated affiliates that are operationally integral to the operations of Quanta and primarily consist of earnings related to LUMA Energy, LLC (LUMA), a joint venture entity 50% owned by Quanta, which commenced operations in June 2020. Equity in earnings (losses) of non-integral unconsolidated affiliates are included within “Other income (expense), net.”

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$216,935	$164,798
Accounts receivable, net	2,750,268	2,747,911
Contract assets	478,483	601,268
Inventories	39,821	55,719
Prepaid expenses and other current assets	191,501	261,290

Total current assets	3,677,008	3,830,986
PROPERTY AND EQUIPMENT, net	1,436,935	1,386,654
OPERATING LEASE RIGHT-OF-USE ASSETS	266,487	284,369
OTHER ASSETS, net	412,490	393,264
OTHER INTANGIBLE ASSETS, net	434,922	413,734
GOODWILL	2,097,645	2,022,675

Total assets	$8,325,487	$8,331,682

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$9,221	$74,869
Current portion of operating lease liabilities	88,162	92,475
Accounts payable and accrued expenses	1,543,842	1,489,559
Contract liabilities	537,048	606,146

Total current liabilities	2,178,273	2,263,049
LONG-TERM DEBT, net of current maturities	1,202,425	1,292,195
OPERATING LEASE LIABILITIES, net of current portion	185,003	196,521
DEFERRED INCOME TAXES	206,280	214,779
INSURANCE AND OTHER NON-CURRENT LIABILITIES	397,940	311,307

Total liabilities	4,169,921	4,277,851

TOTAL STOCKHOLDERS’ EQUITY	4,151,950	4,050,292
NON-CONTROLLING INTERESTS	3,616	3,539

TOTAL EQUITY	4,155,566	4,053,831

Total liabilities and equity	$8,325,487	$8,331,682

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Nine Months Ended September 30, 2020 and 2019 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Pipeline and Industrial Infrastructure Services, as set forth below.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
Revenues:
Electric Power Infrastructure Services excluding Latin America	$2,107,150	69.8%	$1,847,864	55.1%	$5,659,965	68.3%	$5,239,212	58.2%
Latin America (a)	471	—	28,233	0.9	7,601	0.1	35,244	0.4

Electric Power Infrastructure Services	2,107,621	69.8	1,876,097	56.0	5,667,566	68.4	5,274,456	58.6
Pipeline and Industrial Infrastructure Services	912,540	30.2	1,476,798	44.0	2,622,921	31.6	3,724,897	41.4

Consolidated revenues	$3,020,161	100.0%	$3,352,895	100.0%	$8,290,487	100.0%	$8,999,353	100.0%

Operating income (loss):
Electric Power Infrastructure Services excluding Latin America	$278,653	13.2%	$177,908	9.6%	$621,770	11.0%	$512,403	9.8%
Latin America (a)	(15,396)	*	(2,216)	*	(46,905)	*	(82,159)	*
Equity in earnings of integral unconsolidated affiliates (b)	5,119	N/A	—	N/A	6,165	N/A	—	N/A

Electric Power Infrastructure Services	268,376	12.7%	175,692	9.4%	581,030	10.3%	430,244	8.2%
Pipeline and Industrial Infrastructure Services	76,220	8.4%	132,424	9.0%	128,747	4.9%	243,066	6.5%
Corporate and Non-Allocated Costs (c)	(102,381)	N/A	(98,722)	N/A	(273,909)	N/A	(265,849)	N/A

Consolidated operating income	$242,215	8.0%	$209,394	6.2%	$435,868	5.3%	$407,461	4.5%

*	Percentage is not meaningful.
(a)

Latin American revenues and operating losses have been presented separately as a result of Quanta’s conclusion to pursue an orderly exit of its operations in Latin America. The results for these operations for the nine months ended September 30, 2019 included a $79.2 million charge associated with a terminated telecommunications project in Peru, which consisted of a $48.8 million decrease in revenues and a $30.4 million increase in cost of services.

(b)

Equity in earnings of integral unconsolidated affiliates includes unconsolidated affiliates that are operationally integral to the operations of Quanta and primarily consists of earnings related to LUMA, which commenced operations in June 2020.

(c)

Included in corporate and non-allocated costs for the three and nine months ended September 30, 2020 are $10.4 million and $12.9 million of acquisition and integration costs. Included in corporate and non-allocated costs for the three and nine months ended September 30, 2019 are $16.8 million and $20.5 million of acquisition and integration costs.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog (a non-GAAP measure) by reportable segment along with estimates of amounts expected to be realized within 12 months:

	September 30, 2020		December 31, 2019		September 30, 2019
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services
Remaining performance obligations	$2,639.1	$3,747.7	$2,483.1	$3,957.7	$2,124.6	$2,929.4
Estimated orders under MSAs and short-term, non-fixed price contracts	3,310.3	7,044.4	2,873.5	5,864.5	2,854.5	5,709.4

Backlog	5,949.4	10,792.1	5,356.6	9,822.2	4,979.1	8,638.8

Pipeline and Industrial Infrastructure Services
Remaining performance obligations	480.8	696.1	670.7	1,344.7	761.9	1,475.0
Estimated orders under MSAs and short-term, non-fixed price contracts	1,712.8	3,583.4	1,919.8	3,838.0	1,817.9	3,168.3

Backlog	2,193.6	4,279.5	2,590.5	5,182.7	2,579.8	4,643.3

Total
Remaining performance obligations	3,119.9	4,443.8	3,153.8	5,302.4	2,886.5	4,404.4
Estimated orders under MSAs and short-term, non-fixed price contracts	5,023.1	10,627.8	4,793.3	9,702.5	4,672.4	8,877.7

Backlog	$8,143.0	$15,071.6	$7,947.1	$15,004.9	$7,558.9	$13,282.1

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

The following table presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock for the three and nine months ended September 30, 2020 and 2019, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity, (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; (v) impairments of non-integral unconsolidated affiliates vary from period to period depending on various market factors outside Quanta’s influence or control; (vi) write-offs of deferred financing costs vary from period to period depending on the timing and nature of debt and other financing transactions; (vii) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (viii) changes in statutory tax rates are not regularly occurring items; (ix) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods; and (x) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$162,913	$136,068	$275,545	$283,900
Adjustments:
Acquisition and integration costs	10,352	16,751	12,882	20,460
Change in fair value of contingent consideration liabilities	78	3,777	598	8,064
Impairments of non-integral unconsolidated affiliates (a)	—	—	8,679	—
Write-off of deferred financing costs (b)	2,492	—	2,492	—
Bargain purchase gain (c)	—	—	—	(3,138)
Income tax impact of adjustments (d)	(3,449)	(5,634)	(6,420)	(7,549)
Impact of change in a Canadian provincial statutory tax rate (e)	—	—	—	(2,532)
Impact of income tax contingency releases (f)	—	(4,492)	—	(4,492)
Impact of favorable tax settlement, net of reduction of related indemnification asset (g)	—	—	—	(911)

Adjusted net income attributable to common stock before certain non-cash adjustments	172,386	146,470	293,776	293,802
Non-cash stock-based compensation	21,431	13,584	58,323	41,080
Amortization of intangible assets	19,687	15,264	55,374	40,544
Income tax impact of non-cash adjustments (d)	(10,720)	(7,531)	(29,649)	(21,317)

Adjusted net income attributable to common stock	$202,784	$167,787	$377,824	$354,109

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	144,363	147,438	144,985	147,074

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (h)	$1.13	$0.92	$1.90	$1.93

Adjusted diluted earnings per share attributable to common stock (h)	$1.40	$1.14	$2.61	$2.41

See notes below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2020 and 2019

(In thousands, except per share information)

(Unaudited)

(a)

The amount for the nine months ended September 30, 2020 represents impairments associated with two non-integral unconsolidated affiliates that were negatively impacted by the decline in demand for refined products. As of September 30, 2020, Quanta’s basis in the two investments was $23.1 million. These impairment losses are included in “Other income (expense), net” in the accompanying condensed consolidated statements of operations.

(b)

The amount for the three and nine months ended September 30, 2020 primarily represents the write-off of deferred financing costs related to the voluntary prepayment of the term loans under Quanta’s senior credit facility.

(c)	The amount for the nine months ended September 30, 2019 reflects a bargain purchase gain related to the acquisition of an electrical infrastructure services business.
(d)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(e)	The amount for the nine months ended September 30, 2019 reflects the impact on deferred taxes of a change in a Canadian provincial statutory tax rate.
(f)	The amount for the three and nine months ended September 30, 2019 reflects releases of tax contingencies upon expiration of certain statute of limitations periods during the third quarter of 2019.
(g)

The amount for the nine months ended September 30, 2019 represents a $4.1 million tax benefit related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business, partially offset by a $4.0 million ($3.2 million after-tax) reduction of a related indemnification asset. The tax benefit is included in “Income tax provision” in the accompanying condensed consolidated statement of operations, and the expense associated with the reduction in the indemnification asset is included as “Other income (expense), net” in the accompanying condensed consolidated statement of operations.

(h)

Both diluted and adjusted diluted earnings per share attributable to common stock include $15.4 million, or $0.11 per diluted share, for the three months ended September 30, 2020 and $46.9 million, or $0.32 per diluted share, for the nine months ended September 30, 2020 of operating losses associated with Quanta’s Latin American operations. Both diluted and adjusted diluted earnings per share attributable to common stock for the nine months ended September 30, 2019 include a $79.2 million, or $0.54 per diluted share, charge associated with a terminated telecommunications project in Peru. Additionally, both diluted and adjusted diluted earnings per share attributable to common stock for the nine months ended September 30, 2019 include $60.3 million ($43.9 million after-tax), or $0.30 per diluted share, of earnings related to the recognition of previously deferred earnings on an investment in an electric transmission project in Canada.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2020 and 2019

(In thousands)

(Unaudited)

The following table presents the non-GAAP financial measures of EBITDA and adjusted EBITDA for the three and nine months ended September 30, 2020 and 2019, which, when used in connection with net income attributable to common stock, are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of non-integral unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of non-integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including deferral and subsequent recognition upon completion of construction of earnings on contracts performed for entities in which Quanta has an equity interest; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) bargain purchase gains vary from period to period depending on Quanta’s acquisition activity and the valuation of acquired businesses; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; and (vi) tax settlements and adjustments to related indemnification assets vary from period to period depending on the status and resolution of pending matters. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income attributable to common stock (GAAP as reported)	$162,913	$136,068	$275,545	$283,900
Interest expense	11,049	18,369	33,709	48,066
Interest income	(80)	(186)	(1,114)	(762)
Provision for income taxes	70,477	54,906	119,626	139,838
Amortization of intangible assets	19,687	15,264	55,374	40,544
Equity in (earnings) losses of non-integral unconsolidated affiliates	(140)	(1,931)	8,372	(64,078)
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	1,275	—	1,682	—
Depreciation expense	56,244	55,562	165,180	161,589

EBITDA	321,425	278,052	658,374	609,097
Non-cash stock-based compensation	21,431	13,584	58,323	41,080
Acquisition and integration costs	10,352	16,751	12,882	20,460
Bargain purchase gain (a)	—	—	—	(3,138)
Change in fair value of contingent consideration liabilities	78	3,777	598	8,064
Reduction of indemnification asset (b)	—	—	—	3,991

Adjusted EBITDA	$353,286	$312,164	$730,177	$679,554

(a)	The amount for the nine months ended September 30, 2019 reflects a bargain purchase gain related to the acquisition of an electrical infrastructure services business.
(b)

The amount for the nine months ended September 30, 2019 reflects an expense associated with the reduction of an indemnification asset related to the favorable settlement of certain non-U.S. income tax obligations associated with an acquired business.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free (Negative Free) Cash Flow

and Other Non-GAAP Definitions

For the Three and Nine Months Ended

September 30, 2020 and 2019

(In thousands)

(Unaudited)

Reconciliation of Free (Negative Free) Cash Flow:

The non-GAAP measure of free (negative free) cash flow, when used in connection with net cash provided by (used in) operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment.

Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by (used in) operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$114,859	$91,167	$839,887	$(100,247)
Less: Net capital expenditures:
Capital expenditures	(50,780)	(66,244)	(167,037)	(207,645)
Proceeds from sale of property and equipment	5,917	5,344	18,731	24,748

Net capital expenditures	(44,863)	(60,900)	(148,306)	(182,897)

Free (Negative Free) Cash Flow	$69,996	$30,267	$691,581	$(283,144)

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2020

(In thousands, except per share information)

(Unaudited)

The following presents the non-GAAP measure of adjusted diluted earnings per share attributable to common stock, which, when used in connection with diluted earnings per share attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; (v) impairments of non-integral unconsolidated affiliates vary from period to period depending on various market factors outside Quanta’s influence or control and (vi) write-offs of deferred financing costs vary from period to period depending on the timing and nature of debt and other financing transactions. Because adjusted diluted earnings per share attributable to common stock, as defined, excludes some, but not all, items that affect net income attributable to common stock, adjusted diluted earnings per share attributable to common stock as presented in this press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2020

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending
	December 31, 2020
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$377,600	$394,500
Non-cash stock-based compensation	78,300	78,300
Amortization of intangible assets	76,300	76,300
Acquisition and integration costs	12,900	12,900
Change in fair value of contingent consideration liabilities	700	700
Impairments of non-integral unconsolidated affiliates (a)	8,700	8,700
Write-off of deferred financing costs (b)	2,500	2,500
Income tax impact of adjustments (c)	(46,800)	(46,800)

Adjusted net income attributable to common stock	$510,200	$527,100

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	144,900	144,900

Diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (d)	$2.61	$2.72

Adjusted diluted earnings per share attributable to common stock (d)	$3.52	$3.64

(a)

The amount represents impairments associated with two non-integral unconsolidated affiliates that were negatively impacted by the decline in demand for refined products. As of September 30, 2020, Quanta’s basis in the two investments was $23.1 million. These impairment losses are included as “Other income (expense), net” in the accompanying condensed consolidated statements of operations.

(b)	The amount primarily represents the write-off of deferred financing costs related to the voluntary prepayment of the term loans under Quanta’s senior credit facility.
(c)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(d)

Both diluted and adjusted diluted earnings per share attributable to common stock include $55 million to $60 million, or $0.38 to $0.41 per diluted share, of operating losses associated with Quanta’s Latin American operations.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2020 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation, amortization and equity in (earnings) losses of non-integral unconsolidated affiliates, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. As to certain of the items below, (i) equity in (earnings) losses of non-integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; and (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2020
Net income attributable to common stock (as defined by GAAP)	$377,600	$394,500
Interest expense, net	43,000	43,000
Provision for income taxes	164,000	171,000
Amortization of intangible assets	76,300	76,300
Equity in (earnings) losses of non-integral unconsolidated affiliates	8,400	8,400
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	3,000	3,000
Depreciation expense	221,900	221,900

EBITDA	894,200	918,100
Non-cash stock-based compensation	78,300	78,300
Acquisition and integration costs	12,900	12,900
Change in fair value of contingent consideration liabilities	700	700

Adjusted EBITDA	$986,100	$1,010,000

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2020 (In thousands) (Unaudited)

The non-GAAP measure of estimated free (negative free) cash flow, when used in connection with estimated net cash provided by (used in) operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment.

Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. The most comparable GAAP financial measure, net cash provided by (used in) operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2020
Net cash provided by operating activities	$850,000	$1,050,000
Less: Net capital expenditures	(250,000)	(250,000)

Free Cash Flow	$600,000	$800,000

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